EXHIBIT 10.3
ESCROW AGREEMENT
     THIS ESCROW AGREEMENT (this “Agreement”), dated as of this 14th day of December, 2010, is by and among PNC BANK, NATIONAL ASSOCIATION (“Escrow Agent”), ES ACQUISITION CORP., a Delaware corporation (“Purchaser”), and LISA D. RICE, individually and as Trustee of the Lisa D. Rice Revocable Trust dated June 5, 2003 (collectively, the “Seller”).
R E C I T A L S:
     A. Purchaser, Seller and Graham Corporation have entered into that certain Stock Purchase Agreement of even date herewith (the “Purchase Agreement”).
     B. The execution and delivery of this Agreement is a condition to the consummation of the transactions contemplated by the Purchase Agreement.
     C. Capitalized terms used in this Agreement but not defined are used in this Agreement as defined in the Purchase Agreement.
A G R E E M E N T:
     NOW THEREFORE, in consideration of the mutual promises and subject to the terms and conditions herein contained, and other good and valuable consideration, had and received the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
     1. Appointment of Escrow Agent. Purchaser and Seller hereby appoint and designate the Escrow Agent as the escrow agent for the purposes set forth in this Agreement, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth in this Agreement. Notwithstanding the references in this Agreement to the Purchase Agreement, Purchaser and Seller acknowledge that the Escrow Agent is not a party to the Purchase Agreement for any purpose or responsible for its interpretation or enforcement.
     2. Deposit in Escrow. Concurrently with the execution and delivery of this Agreement, Purchaser shall deposit $1,750,000.00 by wire transfer of immediately available funds to a separate account (the “Escrow Amount”) maintained by the Escrow Agent. The Escrow Agent shall hold and, subject to the terms and conditions of this Agreement, disburse the Escrow Amount and any and all income earned on the Escrow Amount (together, the “Escrow Funds”) as permitted by Section 3 and otherwise in accordance with the terms and conditions of this Agreement.
     3. Investment. The Escrow Agent shall invest the Escrow Funds in a manner specified in writing from time to time by Purchaser and Seller. Absent such written direction, the Escrow Agent shall invest the Escrow Funds in a PNC Bank Money Market Deposit Account (MMDA), or a successor or similar fund or account offered by the Escrow Agent. The Escrow

     4. Agent is hereby authorized to execute purchases and sales of permitted investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. Any investment income realized on the Escrow Funds is to be reinvested in the account from which the income was earned. Any and all taxes realized with respect to the investment income realized on the Escrow Funds shall be paid by Seller. Promptly following the conclusion of each calendar year, the Escrow Agent shall deliver to Seller (a) a written statement of account with respect to any investment income realized on the Escrow Funds, and (b) a form 1099 for Seller with respect to all investment income earned during the immediately preceding calendar year. At or prior to the time of execution of this Agreement, Seller shall furnish to the Escrow Agent a certified copy of a form W-9. Seller understands that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the Escrow Funds. The Escrow Agent shall have no responsibility for the preparation and/or filing of any tax or information return with respect to any transactions, whether or not related to this Agreement, that occurs outside the Escrow Account. To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Funds, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Funds. Seller hereby agrees to indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Funds and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 3 is in addition to the indemnification provided in Section 8 and shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.
     5. Voting of Proxies. The parties hereto other than the Escrow Agent hereby instruct Escrow Agent to vote all proxies in accordance with the proxy policy in effect from time to time for the Escrow Agent unless otherwise specifically instructed jointly by the parties. Each of said parties specifically acknowledges that it understands that this provision may involve the Escrow Agent’s voting shares of mutual funds that pay fees to the Escrow Agent or its affiliates and that, in voting such shares, the Escrow Agent may be in a position to vote to change fees paid at the mutual fund level to itself or to an affiliate.
     6. Escrow Investments (FDIC insurance). Shares of mutual funds are not insured by the FDIC (or have limited FDIC insurance), are not deposits of or guaranteed by the Escrow Agent or its affiliate(s) and are subject to investment risks, including the loss of principal.
     7. Security Transaction Confirmation Disclosure. During the term of this Agreement, the Escrow Agent shall provide each of Purchaser and Seller (for purposes of this paragraph, the “Recipient”) with quarterly statements containing the beginning balance in the Escrow Account as well as all principal and income transactions for the statement period. Recipient shall be responsible for reconciling such statements. The Escrow Agent shall be forever released and discharged from all liability with respect to the accuracy of such statements and the transactions listed therein, except with respect to any such act or transaction as to which Recipient shall, within ninety (90) days after making the statement available, file written
Escrow Agreement

objections with the Escrow Agent. Recipient is aware that Federal Regulations require the Escrow Agent, without charge and within one business day of its receipt of a broker/dealer confirmation for each security transaction in the Escrow Account to forward to Recipient a written notification which discloses, among other things: the Escrow Agent’s name, Recipient’s name, the capacity (capacities) in which the Escrow Agent is acting, the date (and time, within a reasonable period, upon written request of Recipient) of execution, the identity, price, number of shares or units or principal amount of debt securities purchased or sold by Recipient, the name of the broker/dealer, the amount of any remuneration received by such broker/dealer from Recipient and the amount of any remuneration received by the Escrow Agent. Recipient is also aware that, under the terms of this Agreement, the Escrow Agent will be providing to Recipient periodic statements that include a listing of all securities transactions, receipts and disbursements during the period, together with a current listing of the assets held in the Escrow Account. Recipient shall accept such periodic statements in satisfaction of the Escrow Agent’s obligation to provide written notification as described above; provided, that upon Recipient’s request, the Escrow Agent will provide to Recipient within a reasonable time and at no additional cost the information required by Federal Regulations.
     8. No Liability for Investment Losses. The Escrow Agent shall be entitled to sell or redeem any investments held in the Escrow Account as necessary to make any distributions required under this Escrow Agreement and shall not be liable or responsible for any loss resulting from any such sale or redemption. The Escrow Agent shall not be liable or responsible for any fluctuations in value of any such investments.
     9. Escrow Claims and Distributions.
          During the term of this Agreement, the Escrow Funds will be utilized for reimbursement of Losses (as defined in the Purchase Agreement) incurred by Purchaser in respect of which Seller is obligated pursuant to Article 7 of the Purchase Agreement to indemnify Purchaser (“Indemnified Losses”).
          9.1 Escrow Funds Distribution and Termination.
               (a) From time to time prior to the distribution of the Escrow Funds to the Seller as set forth below, Purchaser may deliver to the Escrow Agent a written notice (an “Escrow Claim”) requesting an immediate distribution to Purchaser of a specified amount of the Escrow Funds in full or partial payment of the Indemnified Losses obligations of the Seller to Purchaser pursuant to Article 7 of the Purchase Agreement, along with a delivery receipt or other proof of delivery to the Seller of a copy of such Escrow Claim. The Escrow Claim shall include evidence that Purchaser has notified the Escrow Agent that an Asserted Liability (as defined in the Purchase Agreement) has been properly and timely made in good faith under the Purchase Agreement and the amount of the Escrow Funds (which shall be no more than the Indemnified Losses set forth in the Asserted Liability) to be withheld from distribution to the Seller.
               (b) If the Escrow Agent is not in actual receipt of a written objection from the Seller to an Escrow Claim for an immediate distribution within thirty (30) days following the date of the Escrow Agent’s actual receipt of such Escrow Claim, then on the thirty-
Escrow Agreement

first (31st) day following such actual receipt (or if the thirty-first (31st) day is not a business day for the Escrow Agent, then on the first business day after the thirty-first (31st) day), the Escrow Agent shall disburse to Purchaser the amount of the Escrow Funds specified in the Escrow Claim. If the Escrow Agent is in actual receipt of a written objection from the Seller to an Escrow Claim within thirty (30) days following the date of the Escrow Agent’s actual receipt of such Escrow Claim (or if the thirtieth (30th) day is not a business day for the Escrow Agent, then on the first business day after the thirtieth (30th) day), the Escrow Agent shall withhold from the Escrow Funds distributable pursuant to this Section 4 an amount sufficient to satisfy such Escrow Claim and such funds shall be disbursed in accordance with Section 4.1(c) below.
               (c) Except for the distribution of Escrow Funds pursuant to either Section 4.1(b), 4.1(d) or 4.1(e), the Escrow Agent shall not disburse any Escrow Funds until it shall have received either (i) non-conflicting written instructions from the Seller and Purchaser as to the disposition of the Escrow Funds, or (ii) an order of a court having jurisdiction over the matter which is final and not subject to further court proceedings or appeal. Upon receipt of any such written instructions or order, the Escrow Agent shall distribute the Escrow Funds it holds in accordance therewith.
               (d) Except as otherwise provided in this Section 4, on the ten and one-half (10.5) month anniversary of the Closing, the Escrow Agent shall release and disburse from the Escrow Funds to an account designated by Seller, the amount, if any, by which the then-existing Escrow Funds exceed the sum of (i) $875,000.00, plus (ii) the amount of any Escrow Claims under this Agreement that are then pending (whether disputed or not).
               (e) Except as otherwise provided in this Section 4, on the twenty-first (21st) month anniversary of the Closing (the “Final Release Date”), the Escrow Agent shall release and disburse from the Escrow Funds to an account designated by Seller, the amount, if any, by which the then-existing Escrow Funds exceed the sum of any Escrow Claims under this Agreement that are then pending (whether disputed or not). In addition, in accordance with the foregoing, if any Escrow Funds continue to be held after the Final Release Date for any Escrow Claim pending as of the Final Release Date, then such Escrow Funds shall be disbursed as provided herein and as provided in the Purchase Agreement.
     10. Escrow Agent Compensation. The Escrow Agent is to be compensated in accordance with the fee schedule attached to this Agreement as Exhibit B for the performance of its duties under this Agreement (the “Escrow Fees”) and for reimbursement of its reasonable out-of-pocket expenses including, but not by way of limitation, the fees and costs of attorneys or agents which it may reasonably find necessary to engage in performance of its duties hereunder. The Escrow Fees are to be borne out of the Escrow Funds and shall be paid first out of income realized on the Escrow Amount and then out of the principal, at the times such Escrow Fees are due. The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Funds with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Funds.
Escrow Agreement

     11. Obligations and Liabilities of the Escrow Agent.
          (a) The Escrow Agent has no duties or obligations other than those specifically set forth in this Agreement.
          (b) The Escrow Agent is not responsible in any manner whatsoever for any failure or inability of any party other than the Escrow Agent to honor any of the provisions of this Agreement.
          (c) The Escrow Agent is fully protected in acting or refraining from acting upon and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document that the Escrow Agent in good faith reasonably believes to have been signed or presented by the proper party or parties. Concurrent with the execution of this Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit C-1 and Exhibit C-2 to this Agreement.
          (d) The Escrow Agent will not be liable, directly or indirectly, for any (i) damages, losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have been finally adjudicated to have directly resulted from the Escrow Agent’s gross negligence, willful misconduct or act of bad faith or (ii) special, indirect or consequential damages or losses of any kind whatsoever (including without limitation lost profits) even if the Escrow Agent has been advised of the possibility of such losses or damages and regardless of the form of action.
          (e) The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any dispute or construction of any of the provisions of this Agreement or its duties under this Agreement, and the Escrow Agent will incur no liability and will be fully protected in acting or refraining from acting in good faith in accordance with the opinion and instruction of such counsel.
     12. Automatic Succession; Resignation and Removal of Escrow Agent.
          (a) Any company into which the Escrow Agent may be merged or with which it may be consolidated or any company to whom the Escrow Agent may transfer a substantial amount of its global escrow business, will be the successor to the Escrow Agent without the execution or filing of any paper or further act on the part of any parties, notwithstanding anything in this Agreement to the contrary.
          (b) The Escrow Agent may resign as escrow agent at any time with or without cause by giving written notice to Purchaser and Seller, such resignation to be effective 30 calendar days following the date such notice is given. In addition, Purchaser and Seller jointly may remove the Escrow Agent as escrow agent at any time with or without cause by an instrument (which may be executed in counterparts), given to the Escrow Agent, which instrument must designate the effective date of such removal. If any such resignation or removal occurs, a successor escrow agent will be appointed by Purchaser and Seller. Any such successor escrow agent shall deliver to Purchaser and Seller a written instrument accepting such
Escrow Agreement

appointment and upon such delivery it will succeed to all of the rights and duties of the Escrow Agent under this Agreement and will be entitled to receive the Escrow Funds.
          (c) If Purchaser and Seller are unable to agree upon a successor escrow agent or have failed to appoint a successor escrow agent prior to the expiration of 30 calendar days following the date of the notice of resignation or removal, the then acting escrow agent shall petition any court of competent jurisdiction for the appointment of a successor escrow agent or other appropriate relief, and any such resulting appointment will be binding upon all of the parties to this Agreement.
          (d) Upon acknowledgment by any successor escrow agent of the receipt of the Escrow Funds, the then replaced escrow agent will be fully relieved of all duties, responsibilities and obligations under this Agreement except with respect to actions previously taken or omitted by such replaced escrow agent.
     13. Indemnification of Escrow Agent. In partial consideration of the Escrow Agent’s acceptance of this appointment, Purchaser and Seller shall indemnify and hold the Escrow Agent harmless as to any liability incurred by it to any Person by reason of its having accepted such appointment or in carrying out the terms of this Agreement and, subject to Section 5 of this Agreement, shall reimburse the Escrow Agent for all of its reasonable costs and expenses, including, among other things, reasonable attorneys’ fees and expenses arising out of any matter for which the Escrow Agent is entitled to indemnification under this Section 8. Notwithstanding the foregoing, no indemnity need be paid in case of any liability caused by the Escrow Agent’s gross negligence, willful misconduct or breach of this Agreement. This paragraph shall survive the termination of this Agreement for any reason and the resignation and removal of the Escrow Agent.
     14. Right to Interplead. Should any dispute arise with respect to this Escrow Agreement or the Escrow Account, whether such dispute arises between the parties hereto and others, or between the parties hereto themselves, it is understood and agreed that the Escrow Agent may petition (by means of an interpleader or any other appropriate measure) any court of competent jurisdiction for instructions with respect to such dispute and the other parties hereto will hold the Escrow Agent harmless and indemnify it against all consequences and expenses that may be incurred by the Escrow Agent in connection therewith, which indemnity shall survive the termination of this Escrow Agreement or the resignation or removal of Escrow Agent.
     15. Attachment of Escrow Funds; Compliance with Legal Orders. In the event that any Escrow Funds shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Funds, the Escrow Agent is hereby expressly authorized, in its sole discretion, upon five (5) days advance written notice to Purchaser and Seller, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties or
Escrow Agreement

to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.
     16. Notices. All notices must be in writing and will be deemed to have been given (i) if delivered in person or by a nationally recognized overnight courier service or (ii) upon confirmation of receipt if sent by facsimile, to the following addresses:

(a) If to Purchaser:	ES Acquisition Corp. c/o Graham Corporation 20 Florence Avenue Batavia, New York 14020 Attention: Chief Financial Officer Fax No.: (585) 343 — 1097

with copies to:	Harter Secrest & Emery LLP One Bausch and Lomb Place Rochester, New York 14064 Attention: Daniel R. Kinel, Esq. Fax No.: (585) 232 — 2152

(b) If to Seller:	Lisa D. Rice c/o 2647 Invitational Drive Oakland, Michigan 48363 Fax No.: 248) 645-1568

with copies to:	Howard & Howard Attorneys PLLC 450 West Fourth Street Royal Oak, Michigan 48067 Attention: Joseph J. DeVito, Esq. Fax No.: (248) 645-1568

(c) If to Escrow Agent:	PNC Bank, National Association 1900 East Ninth Street, 13th Floor Locator B7-YB13-13-2 Cleveland, Ohio 44114 Attention: Lissa Vitale Fax No.: (216) 222-0178
     17. Bank Bound Only by Actual Receipt. Notwithstanding anything to the contrary herein, Escrow Agent shall not be bound by any notice unless actually received by Escrow Agent.
     18. Binding Effect. This Agreement is binding and inures to the benefit of the parties and their respective successors and assigns.
Escrow Agreement

     19. Assignment. This Agreement may not be assigned or transferred except upon a written agreement executed by each of the parties to this Agreement; provided, however, that Purchaser may assign this Agreement to any of its lenders or any Affiliate of Purchaser. The foregoing proviso notwithstanding, no such assignment shall be binding on the Escrow Agent unless and until written notice of such assignment shall be delivered to and acknowledged by the Escrow Agent.
     20. Third Party Beneficiaries. Nothing in this Agreement is intended or will be construed to confer on any Person other than the parties or their successors and assigns any rights or benefits under this Agreement.
     21. Headings. The headings in this Agreement are intended solely for the convenience of reference and will be given no effect in the construction or interpretation of this Agreement.
     22. Exhibits. The Exhibits and other attachments hereto will be deemed to be a part of this Agreement.
     23. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document.
     24. Governing Law. This Agreement must be governed by and construed in accordance with the laws of the State of Pennsylvania, without regard to conflict of laws principles.
     25. Amendment. No amendment of this Agreement is binding unless made in a written instrument that specifically refers to this Agreement and is signed by Purchaser, Seller and the Escrow Agent.
     26. Entire Agreement. This Agreement and its Exhibits contains the entire understanding among the parties and supersedes any prior understanding and agreements between them, in each case respecting this subject matter. There are no representations, agreements or understandings, oral or written, between or among the parties to this Agreement relating to the subject matter of this Agreement that are not fully expressed in this Agreement.
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Escrow Agreement

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ESCROW AGENT: PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Robert Grimaldi
Its:	Robert Grimaldi
Vice President

PURCHASER:: ES ACQUISITION CORP., a Delaware corporation
By:	/s/ Jeffrey F. Glajch
Jeffrey F. Glajch
Its:	Chief Financial Officer
SELLER: /s/ Lisa D. Rice
LISA D. RICE, individually and as Trustee for the Lisa D. Rice Revocable Trust dated June 5, 2003

Escrow Agreement

EXHIBIT A
__________ __, 20__
PNC Bank, National Association
1900 East Ninth Street, 13th Floor
Locator B7-YB13-13-2
Cleveland, Ohio 44114
Attention: Lissa Vitale
Fax No.: (216) 222-0178
[Address]
[City, State ZIP]
Attention: [______________]
Facsimile: [______________]
Ladies and Gentlemen:
     Reference is hereby made to the Escrow Agreement, dated _______________, 2010 (the “Escrow Agreement”), by and among Purchaser, Seller and you, as Escrow Agent. Capitalized terms used but not defined in this notice are used as defined in the Escrow Agreement.
     Pursuant to Section 4.1 of the Escrow Agreement, this letter will serve as instructions to the Escrow Agent to deliver $__________ [specify portion of Escrow Funds, which amount shall take into account any applicable limitations set forth in the Purchase Agreement] of the Escrow Funds to [specify Person or Persons to receive such portion], for [specify the matter or matters entitling such Person or Persons to the Escrow Funds and the aggregate dollar amount of Indemnified Losses sustained or estimated to be sustained (including the amount by which the Indemnified Losses claimed hereunder exceed the limitations set forth in the Purchase Agreement)], via wire transfer as follows: [specify wire transfer instructions of recipient(s)]. Such amount must be delivered in accordance with the terms of Section 4.1 of the Escrow Agreement, unless the Escrow Agent receives a Counter Notice within thirty (30) calendar days of its receipt of this letter.

Very Truly Yours, ES ACQUISITION CORP.
By:
Name:
Title:

Escrow Agreement

A – 1

EXHIBIT B
ESCROW AGENT’S FEE SCHEDULE
Annual administrative escrow fee payable upon execution of this Agreement, and annually thereafter upon the anniversary date of the account opening:
Annual Administrative Fee: $3,500.00
One Time Legal Fee: $750.00
Any reasonable out-of-pocket expenses or extraordinary fees or expenses such as reasonable attorney’s fees or messenger costs, are additional and are not included in this schedule.
These fees cover a full year, or any part thereof, and thus are not prorated in the year of termination. The annual fee is billed in advance and payable prior to that year’s service.

Escrow Agreement

B – 1

EXHIBIT C-1
CERTIFICATE AS TO AUTHORIZED SIGNATURES
The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of ES Acquisition Corp., a Delaware corporation, and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit C-1 is attached, on behalf of Purchaser.

Name / Title	Specimen Signature

James R. Lines	/s/ James R. Lines

Name	Signature
Chairman

Title
Jeffrey Glajch	/s/ Jeffrey Glajch

Name Chief Financial Officer	Signature

Title

Escrow Agreement

C-1 – 1

EXHIBIT C-2
CERTIFICATE AS TO AUTHORIZED SIGNATURES
The specimen signatures shown below is the specimen signature of LISA D. RICE, who is authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit C-2 is attached, on behalf of Seller.

Name / Title	Specimen Signature

Lisa D. Rice	/s/ Lisa D. Rice

Name	Signature
individually and as Trustee of the Lisa D. Rice Revocable Trust dated June 5, 2003

Escrow Agreement

C-2 – 1